PRESS RELEASE

FOR IMMEDIATE RELEASE	8th June 2010

Contact:

Jessica Hatfield
Communications Director
Clenergen Corporation

Tel: 00 44 (0) 207 739 0028
Fax: 00 44 (0) 207 657 3275
www.clenergen.com

CLENERGEN CORPORATION ANNOUNCES NEW EXECUTIVE CHAIRMAN
AND CHIEF EXECUTIVE OFFICER

Clenergen Corporation today announced that its Board of Directors has approved three changes to the company’s management team which will take immediate effect.

Mark L.M. Quinn, who has been serving as the company’s Chief Executive Officer, will assume the position of Executive Chairman of the company’s Board of Directors. Mr. Quinn will continue to focus on the strategic development of Clenergen Corporation, as well as being responsible for business development.

Tim J.E. Bowen, who has been serving as the company’s Chief Operating Officer, will assume the position of Chief Executive Officer and be responsible for the day-to-day management of Clenergen Corporation.

Dr. Arvind Pandalai, who previously served as the company’s Non-Executive Group Chairman, will assume the position of the Non-Executive Chairman of the Board of the company’s wholly-owned subsidiary, Clenergen India Private Limited.

Commenting on the management changes, Mark Quinn stated, “With the recent announcement of Clenergen Corporation’s first acquisition, the company is now moving into the revenue generation stage and, with further acquisitions expected to follow shortly, it was appropriate to reposition management duties and responsibilities.  Dr Arvind Pandalai will now be able to focus his efforts, as Non-Executive Chairman, on developing our operations in India where his significant experience within the Indian marketplace can be best put to use.  Further, Tim Bowen, who joined Clenergen earlier this year, has already played a vital role in commercializing our current opportunities and, given his experience in both clean energy generation within India and his historic successes in managing the capitalization of small, emerging companies, is expected to be a key component in our company’s evolution from a development stage company to a fully functioning company with world-wide operations.”

PRESS RELEASE

Tim Bowen noted that “Mark Quinn’s historic role with our company and its predecessor business has been all encompassing.  As Clenergen continues to strengthen its management team as its operations come ‘on-line,’ we expect Mark’s involvement as Executive Chairman will allow him to continue to provide us with his management oversight while also allowing him to devote additional time and effort to the further strategic development of our company.  We believe that the management changes will assist the company in successfully executing  its business plan and that Clenergen is now well positioned to deliver real shareholder value in the near future.”

About Clenergen Corporation

Clenergen Corporation is a publicly-traded company with its common stock quoted on the Over-the-Counter-Bulletin Board (OTC-BB Symbol: CRGE.OB).  Clenergen offers strategic clean energy generation projects to address the requirement for renewable and sustainable supplies of electricity.  Clenergen has developed a unique modular system of gasification and localized plantation management.  Clenergen also plans to provide biomass feedstock to other renewable energy generators.

Clenergen Corporation intends to use proprietary and mixed biomass feedstock to implement sustainable supplies of clean energy for regional, captive end users, mining companies and, through government- or privately-owned power grid systems, other end users, including private homes.  The "Distributed Environmental Power System" marries significant proprietary advancements in plant science with proven long standing engineering technologies to achieve this goal.   For further information on Clenergen Corporation and its products and services, go to: www.clenergen.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “may,” “anticipate,” “believe,” “should,” “intend,” “estimate” and variations of such words.  Forward-looking statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, those risks and uncertainties contained in this press release and those identified in the periodic reports that the company files with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.

PRESS RELEASE

Readers of this press release should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause the company’s actual results to differ materially from those provided in forward-looking statements.  Readers should not place undue reliance on forward-looking statements contained in this or other press releases or in any periodic report that Clenergen Corporation files with the SEC.  Clenergen Corporation does not undertake any obligation to publicly update or revise any forward-looking statements it has made in this press release or may make in other press releases or periodic reports filed with the SEC or elsewhere, whether as a result of new information, future events or otherwise.